                                EXHIBIT NO. 5.1

                                 June 12, 1996




Board of Directors
Scientific Games Holding Corp.
1500 Bluegrass Lakes Parkway
Alpharetta, Georgia  30201


               Re:  Scientific Games Holdings Corp. Registration
                    Statement on Form S-8 for 1996 Key Employee
                    Stock Option Plan, No. 33-____________


Gentlemen:

     In connection with the registration of 600,000 shares of the Common Stock, par value $.001 (the "Securities") of Scientific Games Holdings Corp. (the "Company") issuable under the Company's 1996 Key Employee Stock Option Plan, we have examined the following:

      1. A copy of Registration Statement No. 33-____________ to be filed with the Securities and Exchange Commission on or about June 12, 1996, and the Exhibits to be filed with and as a part of said Registration Statement;

      2. A copy of the First Amended and Restated Certificate of Incorporation of the Company and an amendment thereto as referred to in said Registration Statement;

      3. A copy of the Second Amended and Restated By-Laws of the Company as referred to in said Registration Statement;

      4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by us to be relevant to this opinion.

Further in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

     Based on the foregoing, it is our opinion that:

Board of Directors
June 12, 1996
Page 2



      (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

      (ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

      (iii) the issuance and sale of the Securities has been duly and validly authorized; and

      (iv) the shares of Common Stock of the Company when issued will be fully paid, non-assessable and free of preemptive rights.

     We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                SMITH, GAMBRELL & RUSSELL


                                                /s/ Howard E. Turner


                                                Howard E. Turner

HET/wp